Exhibit 99.1

National CineMedia, Inc. Updates 2008

Guidance and Provides 2009 Outlook

~ Announces Quarterly Cash Dividend ~

Centennial, CO – January 29, 2009 – National CineMedia, Inc. (NASDAQ: NCMI) (the Company), the managing member and owner of 42.3% of National CineMedia, LLC (NCM LLC), the operator of the largest digital in-theatre network in North America, today updated its full year 2008 guidance and provided its 2009 outlook.

This press release contains forward-looking statements. Please see “Forward-Looking Statements” below.

2008 Guidance

After taking into account make-goods, the Company expects its full year 2008 results to be at the high end or slightly exceed its previous full year 2008 guidance for total revenue of $364 million to $368 million and Adjusted OIBDA of $184 million to $187 million. The Company will release its results for the fourth quarter and full year 2008 in early March.

The Company is also pleased to announce today that its Board of Directors has authorized the Company’s fourth quarter cash dividend of $0.16 per share of common stock. The dividend will be paid on April 2, 2009, to stockholders of record on March 19, 2009. The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors dependent on available cash, anticipated cash needs, overall financial condition, future prospects for earnings and cash flows as well as other relevant factors.

2009 Outlook

For the first quarter of 2009, the Company expects total revenue to be in the range of $66 million to $71 million, or an increase of 5% to 13% over the first quarter of 2008 and expects Adjusted OIBDA to be in the range of $21 million to $24 million, or an increase of 1% to 16% over the first quarter of 2008.

For the full year 2009, the Company expects total revenue to be slightly higher than its 2008 guidance range, but Adjusted OIBDA to be approximately flat with its 2008 guidance range, as margins are anticipated to be slightly lower primarily due to the reduction in high margin beverage revenue.

This outlook for 2009 does not reflect any potential make-goods being generated.

Conference Call

The Company will host a conference call and audio webcast with investors, analysts and other interested parties today at 5:00 P.M. Eastern time to discuss the 2008 and 2009 guidance mentioned above. The live call can be accessed by dialing (888) 677-8775 or for international participants (913) 981-5549. Participants should register at least 15 minutes prior to the commencement of the call. Additionally, a live audio webcast will be available to interested parties at www.ncm.com under the Investor Relations section. Participants should allow at least 15 minutes prior to the commencement of the call to register, download and install necessary audio software.

The replay of the conference call will be available until midnight Eastern Time, February 12, 2009, by dialing (888) 203-1112 or for international participants (719) 457-0820, and entering passcode 1301344.

OIBDA and Adjusted OIBDA

Operating Income Before Depreciation and Amortization (OIBDA) and Adjusted OIBDA are not financial measures calculated in accordance with generally accepted accounting principles (GAAP) in the United States. OIBDA represents operating income (loss) before depreciation and amortization expense. Adjusted OIBDA excludes from OIBDA non-cash severance plan costs, share based payment costs and deferred stock compensation. These non-GAAP financial measures are used by management to evaluate operating performance and to forecast future results. The Company believes these are important supplemental measures of operating performance because they eliminate items that have less bearing on its operating performance and so highlight trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures. The Company believes the presentation of these measures is relevant and useful for investors because it enables them to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that may have different depreciation and amortization policies and non-cash share based compensation programs, or different interest rates or debt levels or income tax rates. A limitation of these measures, however, is that they exclude depreciation and amortization, which represent a proxy for the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of the Company’s non-cash severance plan costs, share based payment costs and deferred stock compensation. OIBDA or Adjusted OIBDA should not be regarded as an alternative to operating income, net income or as indicators of operating performance, nor should they be considered in isolation of, or as substitutes for financial measures prepared in accordance with GAAP. The Company believes that operating income is the most directly comparable GAAP financial measure to OIBDA. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About National CineMedia, Inc.

NCM LLC operates the largest digital in-theatre network in North America through long-term agreements with its founding members, AMC Entertainment Inc., Cinemark Holdings Inc. (NYSE: CNK) and Regal Entertainment Group (NYSE: RGC), the three largest theatre operators in the U.S., and through multi-year agreements with several other theatre operators. NCM LLC produces and distributes its FirstLook pre feature program; cinema, lobby and online advertising products; comprehensive meeting and event services and other entertainment programming content. NCM LLC’s national network includes over 17,000 screens of which approximately 15,000 are part of the company’s Digital Content Network (DCN). NCM LLC’s network covers 176 Designated Market Areas® (49 of the top 50). During 2007, approximately 689 million patrons attended movies shown in theatres currently included in the network (excluding Consolidated Theatres and Star Theatres). National CineMedia, Inc. (NASDAQ: NCMI) owns a 42.3% interest in and is the managing member of NCM LLC. To learn more about National CineMedia Inc., please visit the Company’s website at www.ncm.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding guidance and the dividend policy. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) the level of expenditures on cinema advertising; 2) increased competition for advertising expenditures; 3) technological changes and innovations; 4) popularity of major motion picture releases and level of theatre attendance; 5) shifts in population and other demographics that affect theatre attendance; 6) our ability to renew or replace expiring advertising and content contracts; 7) our need for additional funding, risks and uncertainties relating to our significant indebtedness; 8) fluctuations in operating costs; 9) changes in interest rates, and 10) changes in accounting principles. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; unidentified restructuring charges; sales and acquisitions of operating assets and investments; any future noncash impairments of goodwill, intangible and fixed assets; amounts related to securities litigation; or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings for further information about these and other risks.

INVESTOR CONTACT:	MEDIA CONTACT:
David Oddo	Lauren Leff
800-844-0935	303-957-1709
investors@ncm.com	lauren.leff@ncm.com

NATIONAL CINEMEDIA, INC.

Non-GAAP Reconciliations

Unaudited ($ in millions)

The following table reconciles operating income to OIBDA and Adjusted OIBDA for the periods presented (dollars in millions):

	Year Ending Jan. 1, 2009		Quarter Ending Apr. 2, 2009
	Low	High	Low	High
Operating Income	$168.3	$169.7	$15.8	$18.6
Depreciation and amortization	12.0	13.0	3.9	4.0

OIBDA	180.3	182.7	$19.7	$22.6
Severance plan costs	0.4	0.6	—	—
Share-based compensation costs (1)	3.3	3.7	1.3	1.4

Adjusted OIBDA	$184.0	$187.0	$21.0	$24.0

Total Revenue	$364.0	$368.0	$66.0	$71.0

1.	Share-based payment costs are included in selling and marketing, network operations and administrative expense in the accompanying financial statements.

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